UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under ?240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

SILVER BULL RESOURCES, INC.

999 West Hastings Street, Suite 1508

Vancouver, British Columbia V6C 2W2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 16, 2026

To the Shareholders of Silver Bull Resources, Inc.:

The Annual Meeting of Shareholders of Silver Bull Resources, Inc., a Nevada corporation (“Silver Bull” or the “Company”), will be held at the Company’s offices at 999 West Hastings Street, Suite 1508, Vancouver, British Columbia V6C 2W2, on Thursday, April 16, 2026 at 10:00 a.m. local time for the purpose of considering and voting upon proposals to:

1.	Elect four (4) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and qualified;

2.	Ratify and approve the appointment of Manning Elliott LLP, Chartered Professional Accountants, as our independent registered public accounting firm for the fiscal year ending October 31, 2026; and

3.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on February 19, 2026 as the record date for determination of the Company’s shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about February 24, 2026.

Under the U.S. Securities and Exchange Commission and Canadian securities rules, we have elected to use the Internet for delivery of our annual meeting materials to our shareholders, enabling us to provide them with the information they need, while lowering the costs of delivery and reducing the environmental impact associated with our annual meeting. Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at www.silverbullresources.com/investors/agm.

We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS, BRIAN D. EDGAR, CHAIRMAN

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 16, 2026

Our Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available at

www.proxyvote.com.

2026 PROXY STATEMENT

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Silver Bull Resources, Inc.

999 West Hastings Street, Suite 1508

Vancouver, British Columbia V6C 2W2

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, APRIL 16, 2026

ABOUT THE ANNUAL MEETING

This proxy statement (the “Proxy Statement”) is furnished to shareholders (“Shareholders”) of Silver Bull Resources, Inc. (“Silver Bull,” the “Company,” “us,” or “we”) in connection with the solicitation of proxies by the Board of Directors of Silver Bull (the “Board”), on behalf of the Company, to be voted at the Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at the Company’s offices at 999 West Hastings Street, Suite 1508, Vancouver, British Columbia V6C 2W2, on Thursday, April 16, 2026 at 10:00 a.m. local time, or at any adjournment or postponement thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators’ “notice and access” rules. Our proxy materials are available at www.proxyvote.com. We also post our proxy materials on our website at www.silverbullresources.com/investors/agm/. The Notice of Annual Meeting of Shareholders and related proxy materials are being made available to Shareholders beginning on or about February 24, 2026.

All references to currency in this Proxy Statement are in U.S. dollars, unless otherwise indicated.

Notice of Internet Availability of Proxy Materials

On or about February 24, 2026 we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to our Shareholders containing instructions on how to access the proxy materials and vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important regardless of the extent of your holdings.

Solicitation Costs

The cost of preparing and mailing the Notice, handling requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board will be borne by the Company. Proxies may be solicited personally or via mail, telephone or facsimile by directors, officers and regular employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company has no present plans for the third-party solicitation of proxies for the Meeting.

Dissenters Rights

The proposed corporate actions on which the Company’s Shareholders are being asked to vote are not corporate actions for which shareholders of a Nevada corporation have the right to dissent under the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78.

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What is the purpose of the Meeting?

At our Meeting, Shareholders will vote on the following items of business:

1.	Elect four (4) directors, each to serve until the next annual meeting of Shareholders of the Company or until their successors are elected and qualified; and
2.	Ratify and approve the appointment of Manning Elliott LLP, Chartered Professional Accountants (“Manning Elliott”), as our independent registered public accounting firm for the fiscal year ending October 31, 2026; and

You will also vote on such other matters as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

What are the Board’s recommendations?

The Board recommends that you vote:

1.	“FOR” the election of the four (4) nominated directors; and
2.	“FOR” the proposal to ratify and approve the appointment of Manning Elliott as our independent registered public accounting firm for the fiscal year ending October 31, 2026.

At this time, our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Meeting, except those described in this Proxy Statement. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on the matters.

What shares are entitled to vote?

As of the close of business on February 19, 2026, the record date for the Meeting (the “Record Date”), we had 49,292,882 shares of Silver Bull common stock outstanding. Each share of Silver Bull common stock outstanding on the Record Date is entitled to one vote on all items being voted on at the Meeting. You can vote all of the shares that you owned on the Record Date. These shares include (i) shares held directly in your name as the Shareholders of record and (ii) shares held for you as the beneficial owner through a broker, bank or other nominee.

What is required to approve each item and how will abstentions and “broker non-votes” be counted?

1.	For Proposal 1 (election of directors), four (4) candidates will be elected by a plurality vote, provided that a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to tender his written resignation to the Board. See “Majority Voting Policy” below. “Broker non-votes” are not counted for determining the number of votes cast “FOR” or “WITHHELD” for such candidate and therefore have no effect on the outcome of the vote.
2.	For Proposal 2 (ratification and approval of appointment of independent registered public accounting firm), the affirmative vote of the majority of votes cast (in person or by proxy) at the Meeting is required for ratification and approval, provided that a quorum is present. Abstentions and “broker non-votes” are not counted for determining the number of votes cast for or against this proposal and therefore have no effect on the outcome of the vote.
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How do I vote my shares?

Each share of Silver Bull common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of Silver Bull common stock that you own. You may elect to vote in one of the following methods:

•	By Mail – If you have requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
•	By Internet – If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
•	By Telephone – You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
•	In Person – You may attend the Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting.

Your Voting Instruction Form from Broadridge Financial Solutions, Inc. (“Broadridge”) or your Notice provides information on how to vote your shares. Additionally, Silver Bull may utilize the Broadridge Quickvote service to assist eligible beneficial owners with voting their shares.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as Proposal 2 (ratification and approval of appointment of independent registered public accounting firm), but cannot vote on “non-routine” matters such as Proposal 1 (election of directors). Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Proxies submitted properly by one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not provided, the proxy will be voted “FOR” the election of each of the four (4) director nominees, or “FOR” the proposal to ratify and approve the appointment of Manning Elliott as our independent registered public accounting firm for the fiscal year ending October 31, 2026, and in such manner as the proxy holders named on the proxy, in their discretion, determine upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who may attend the Meeting?

All Shareholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. If you are not a Shareholder of record but hold shares through a broker or bank (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement as of the Record Date, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

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How may I vote my shares in person at the Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or other holder of record that holds your shares giving you the right to vote the shares. Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions prior to the Meeting as described below so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the Meeting: (i) by delivering a written notice of your revocation to our principal executive office, if sent by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada; or (ii) by executing and delivering a later-dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy. Notwithstanding the foregoing, no proxy will be counted unless it is received by the Company prior to the commencement of the Meeting.

What constitutes a quorum?

The presence, in person or by proxy, of 5% of the shares of Silver Bull common stock outstanding as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies. The inspector of election will treat shares of Silver Bull common stock represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Abstentions and broker non-votes as to particular matters are counted for purposes of determining whether a quorum is present at the Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return all proxies for each proxy card that you receive in order to ensure that all of your shares are voted.

How may I vote on each of the proposals?

For the election of directors pursuant to Proposal 1, you may vote “FOR” any nominee, or you may indicate that you wish to “withhold” authority to vote for one or more of the nominees being proposed.

For Proposal 2, you may vote “FOR” or “AGAINST” the proposal, or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

Who will count the proxy votes?

We currently expect that Broadridge will tabulate the votes and that the Company’s Chief Financial Officer, Christopher Richards, will serve as inspector of election for the Meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the Meeting other than the matters described in this Proxy Statement. If you grant a proxy, either of the officers named as proxy holder, Timothy T. Barry or Christopher Richards, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The number of shares of Silver Bull common stock outstanding as of the Record Date was 49,292,882. The following table sets forth the number of shares of Silver Bull common stock beneficially owned by (i) each person who owned of record, or was known to own beneficially, more than 5% of any class of the Company’s voting securities, (ii) each of the Company’s directors, nominees and named executive officers, and (iii) all of the directors, nominees, and named executive officers as a group:

Name and Address of Beneficial Owner (1)	Position	Amount and Nature of Beneficial Ownership (2)		Percent of Common Stock
Timothy T. Barry	President and Chief Executive Officer	3,595,381	(3)	7.03%
Brian D. Edgar	Chairman and Director	3,176,204	(4)	6.27%
Christopher Richards	Chief Financial Officer	1,322,839	(5)	2.63%
David T. Underwood	Director	321,500	(6)	* %
William F. Matlack	Director	1,500,005	(7)	3.01%
All directors, nominees, and executive officers as a group (5 persons)		9,915,929		18.21%

_________________________

*	The percentage of Silver Bull common stock beneficially owned is less than one percent (1%).
(1)	The address of these persons is c/o Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia V6C 2W2.
(2)	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of the Record Date, including through the exercise of any option, warrant, or right. For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Silver Bull common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Silver Bull common stock is calculated. That Silver Bull common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.
(3)	Consists of (i) 1,720,381 shares of Silver Bull common stock held directly; (ii) warrants to purchase 450,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date; and (iii) stock options to purchase 1,425,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date.
(4)	Consists of (i) 951,602 shares of Silver Bull common stock held directly; (ii) warrants to purchase 300,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date; (iii) stock options to purchase 1,075,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date; and (iv) 849,602 shares of Silver Bull common stock owned by Tortuga Investments Corp., a company wholly owned by Mr. Edgar.
(5)	Consists of (i) 297,839 shares of Silver Bull common stock held directly; and (ii) stock options to purchase 1,025,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date.
(6)	Consists of (i) 21,500 shares of Silver Bull common stock held directly; and (ii) stock options to purchase 300,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date.
(7)	Consists of (i) 900,005 shares of Silver Bull common stock held directly; (ii) warrants to purchase 300,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date; and (iii) stock options to purchase 300,000 shares of Silver Bull common stock that are exercisable or will be exercisable within 60 days of the Record Date.
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MANAGEMENT

Identification of Directors and Executive Officers

The table below sets forth the names, titles, and ages of each of the nominees standing for election to the Board and the Company’s executive officers as of the Record Date. There are no family relationships among any of the directors, executive officers and/or director/nominees of the Company.

Except as described herein, there was no agreement or understanding between the Company and any director or executive officer pursuant to which he was selected as an officer or director, although certain of the Company’s executive officers have entered into employment agreements with the Company.

Name	Current Position	Age	Year Initially Appointed as Officer or Director
Brian D. Edgar	Chairman and Director	76	2010
Timothy T. Barry	President, Chief Executive Officer and Director	50	2010
David T. Underwood	Director	61	2022
William F. Matlack	Director	71	2023
Christopher Richards	Chief Financial Officer	48	2020

Brian D. Edgar. Mr. Edgar was appointed Chairman of the Board in April 2010. Mr. Edgar has broad experience working in junior and mid-size natural resource companies. He served as President and Chief Executive Officer of Dome Ventures Corp. (“Dome”) from February 2005 to April 2010, when Dome was acquired by Silver Bull. Further, Mr. Edgar served as a director of Dome (1998–2010), Lucara Diamond Corp. (2007–May 2020), BlackPearl Resources Inc. (2006–December 2018), ShaMaran Petroleum Corp. (2007–June 2019), Denison Mines Corp. (2005–March 2025). Mr. Edgar has served as a director of Arras Minerals Corp. (“Arras”) (TSXV: ARK) since its inception on February 5, 2021 and of numerous other public resource companies over the last 30 years. Mr. Edgar practiced corporate/securities law in Vancouver, British Columbia, Canada for 16 years.

Timothy T. Barry. Mr. Barry was appointed as Vice President – Exploration of Silver Bull in August 2010. Since March 2011, he has served as the Chief Executive Officer and a director of Silver Bull. He also served as President of Silver Bull from March 2011 until October 1, 2021 and from April 21, 2023 to present. In addition, Mr. Barry has served as the Chief Executive Officer and a director of Arras since February 5, 2021, and also served as President of Arras from February 5, 2021 to October 1, 2021. He is also currently a director of Torrent Gold Inc. (CSE: TGLD). Between 2006 and August 2010, Mr. Barry spent five years working as Chief Geologist in West and Central Africa for Dome. During this time, he managed all aspects of Dome’s exploration programs and oversaw corporate compliance for Dome’s various subsidiaries. Mr. Barry also served on Dome’s board of directors. In 2005, he worked as a project geologist in Mongolia for Entree Resources Ltd., a company that has a significant stake in the Oyu Tolgoi mine in Mongolia. Between 1998 and 2005, Mr. Barry worked as an exploration geologist for Ross River Minerals Inc. on its El Pulpo copper/gold project in Sinaloa, Mexico, for Canabrava Diamonds Corporation on its exploration programs in the James Bay lowlands in Ontario, Canada, and for Homestake Mining Company on its Plutonic Gold Mine in Western Australia. He has also worked as a mapping geologist for the Geological Survey of Canada in the Coast Mountains, and as a research assistant at the University of British Columbia, where he examined the potential of CO2 sequestration in Canada using ultramafic rocks. Mr. Barry received a Bachelor of Science degree from the University of Otago in Dundein, New Zealand and is a Chartered Professional Geologist (CPAusIMM).

David T. Underwood. Mr. Underwood has 30 years of broad exploration experience in Africa and other parts of the world acting in executive and senior technical roles for major and junior exploration and mining companies. From January 2017 to September 2024, he was the Vice President of Exploration of Osino Resources Corp. (TSXV: OSI) in Namibia. He led the technical team that discovered the 3 million ounce Twin Hills gold deposit, under thick calcrete cover, in 2019. Mr. Underwood has also been a Technical Advisor for private company Lotus Gold in Egypt since 2020 and was appointed as Technical Director in August 2022. He was previously a co-founder and from 2014 to 2015 served as Vice President of Exploration of BHK Mining Corp. operating in Gabon. Mr. Underwood served in Business Development for Newmont Mining Corporation in Africa from January 2010 to December 2013 and as a lead gold consultant to Anglogold Ashanti Limited from 2008 to 2010. During this period he also consulted to numerous companies including Roxgold Inc. and prior to 2008, held several key management positions, including Managing Director of Anglo American in Kenya and Managing Director of Desert Minerals in Namibia. Mr. Underwood has a BSc (Hons) degree, is a Fellow of the Society of Economic Geology, and is a Registered Professional Scientist with the South African Council for Natural Scientific Professions.

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William F. Matlack. Mr. Matlack is a veteran geologist over a 20-year career in the mining industry, working primarily with Santa Fe Pacific Gold Corp. (now Newmont Mining) and Gold Fields Limited. Mr. Matlack was involved in the exploration and development of several world-class gold discoveries in Nevada and California. Later, he was an equity research analyst in metals & mining with Citigroup and BMO Capital Markets, and an investment banker in metals & mining with Scarsdale Equities. From 2012 to 2018, he was interim CEO and a director of Klondex Mines Limited during its transformation from an explorer to gold producer in Nevada. Mr. Matlack served as a director of Timberline Resources Corp. from October 2019 to August 2024.

Christopher Richards. Mr. Richards was appointed as the Company’s Chief Financial Officer effective as of September 28, 2020. Since February 2021, he has also served as the Chief Financial Officer of Arras. Mr. Richards previously served as the Vice President of Finance for Great Panther Mining Limited, a U.S. and Canadian dual-listed gold and silver producer, from June 2018 to February 2020. From January 2017 to May 2018, he was self-employed as a senior financial consultant, advising public and private companies in the mining and natural resources industries. Prior to that, Mr. Richards served as the Vice President of Finance and Corporate Secretary (December 2013–December 2016) and Group Controller (April 2009–November 2013) of Kyzyl Gold Ltd., a wholly owned subsidiary of London Stock Exchange-listed Polymetal International plc, engaged in the development of the Kyzyl Gold Mine located in Kazakhstan. From July 2015 to October 2016, he served as the Chief Financial Officer of TSX Venture Exchange-listed True North Gems Inc. Earlier in his career, Mr. Richards served as the Corporate Controller of U.S. and Canadian dual-listed NovaGold Resources Inc. and as a Senior Manager of Audit for KPMG LLP. He is a CPA (Chartered Professional Accountant, British Columbia), CA, and received a Bachelor of Business Administration degree from Simon Fraser University in 2000 and a certificate in mining studies from the University of British Columbia in 2014.

Board Composition

Majority Voting Policy

The Board has adopted a Majority Voting Policy stipulating that Shareholders shall be entitled to vote in favor of, or withhold from voting for, each individual director nominee at a meeting of Shareholders. If the number of shares “WITHHELD” for any nominee exceeds the number of shares voted “FOR” such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall tender his or her written resignation to the chair of the Board. The Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”) will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the resignation after considering, among other things, the stated reasons, if any, why certain Shareholders “WITHHELD” votes for the director, the qualifications of the director and whether the director’s resignation from the Board would be in the best interests of the Company. The Board must take formal action on the Corporate Governance and Nominating Committee’s recommendation within 90 days and announce its decision by a press release.

According to the Majority Voting Policy, the affected director cannot participate in the deliberations of the Corporate Governance and Nominating Committee or the Board as to whether to consider his or her resignation. The Majority Voting Policy applies only in circumstances involving an uncontested election of directors, meaning an election in which the number of nominees is equal to the number of directors to be elected.

The Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight obligations effectively. The Company’s Corporate Governance and Nominating Committee is charged with identifying, screening and/or appointing persons to serve on the Board. The Corporate Governance and Nominating Committee evaluates nominees recommended by the Shareholders using the same criteria it uses for other nominees. In identifying Board candidates, it is the Company’s goal to identify persons who it believes have appropriate expertise and experience to contribute to the oversight of a company of the Company’s nature while also reviewing other appropriate factors. The Board believes that the process in place to identify candidates and elect directors allows the most qualified candidates to be appointed independently.

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The Company believes that each of the persons standing for election to the Board at the Meeting has the experience, qualifications, attributes and skills that, when taken as a whole, will enable the Board to satisfy its oversight responsibilities effectively. With regard to the Board nominees, the following factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board:

•	Brian D. Edgar: The Board believes that Mr. Edgar is qualified to serve as a director of the Company because of his extensive experience working with junior and mid-size natural resource companies, as well as his experience with and general knowledge of the capital markets.
•	Timothy T. Barry: The Board believes that Mr. Barry is qualified to serve as a director of the Company because of his geological education and background, and his significant experience with junior and mid-size natural resources companies, particularly early-stage natural resource companies.
•	David T. Underwood: The Board believes that Mr. Underwood is qualified to serve as a director of the Company because of his significant experience in all facets of the mineral exploration business, which includes managing large exploration organizations, as well as his education and general knowledge of the exploration industry.
•	William F. Matlack: The Board believes that Mr. Matlack is qualified to serve as a director of the Company because he holds the Accredited Director designation, ICSA Canada, is financially literate by virtue of his background as a metals & mining equity research analyst, has extensive geological and management experience in mineral exploration companies, and has a background in gold exploration and development projects that enables him to provide operating and leadership insights to the Board.

Involvement in Certain Legal Proceedings

During the past ten years, none of the director nominees or persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of SEC Regulation S-K, including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Transactions with Related Persons

Pursuant to its charter, the Audit Committee of the Board (the “Audit Committee”) reviews and approves all related party transactions on an ongoing basis.

Key Persons Retention Agreement

On October 13, 2023, the Company entered into the Key Persons Retention Agreement with the Key Persons in order to encourage their retention and support the ICSID Arbitration (as defined herein). As previously disclosed, Silver Bull and Minera Metalin S.A. de C.V., a wholly owned subsidiary of the Company (“Minera Metalin” and together with Silver Bull, the “Claimants”), initiated arbitration proceedings (the “ICSID Arbitration”) under the rules of the World Bank’s International Centre for Settlement of Investment Disputes (“ICSID”) against Mexico pursuant to Annex 14-C of the United States–Mexico–Canada Agreement (“USMCA”) to recover economic damages resulting from a blockade of the Company’s Sierra Mojada property. While the Company’s primary objective has always been the development of the Sierra Mojada project in Mexico to operational status, the ICSID Arbitration has now become the central focus of the Company.

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Various compensation mechanisms were considered in order to incentivize the continued participation and cooperation of the Key Persons in the ICSID Arbitration process. After considerable consideration, it was determined that most, if not all, of these compensation mechanisms would have been unfeasible due to the expected significant financial cost to maintain such programs and would have represented a significant ongoing capital expense to the Company without any assurance on or connection to the outcome of the ICSID Arbitration process.

Accordingly after discussions internally, with outside advisors and counsel, and with other parties who have undertaken similar proceedings previously, and in light of the terms of the Litigation Funding Agreement and in consideration of the agreement of the Key Persons to accept below-market salaries from the Company and defer certain portions of such salaries, which deferred salaries will only be paid upon the issuance of a successful award under the ICSID Arbitration, the Company determined that the establishment of the long-term Key Persons Retention Agreement best aligned the interests of the Company and Key Persons while providing the Company with the necessary tools to pursue the ICSID Arbitration.

The Company’s Shareholders approved the Key Persons Retention Agreement at the annual meeting of Shareholders held in April 2024.

Independence of the Board

The Board currently consists of Timothy T. Barry, Brian D. Edgar, David Underwood and William Matlack. All of the current board members are being nominated by the Company for re-election at the Meeting. Messrs. Edgar, Underwood and Matlack are considered “independent” as that term is defined in Section 311 of the TSX Company Manual.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Brian D. Edgar has been the Company’s Chairman of the Board since April 2010, while Timothy T. Barry has served as the Company’s Chief Executive Officer since February 2011. The Board believes that this leadership structure is appropriate, as Mr. Edgar and Mr. Barry bring complementary skills to the Company’s business operations and strategic plans and generally are focused on somewhat different aspects of the Company’s operations. Mr. Barry, with his geological background and experience, has a greater depth of knowledge regarding the Company’s exploration activities, while Mr. Edgar has a significant amount of experience with mid-sized and junior level exploration and mining companies.

Mr. Edgar previously devoted a significant portion of his time to the day-to-day affairs of, and has played a key policy-making role for, the Company. For this reason, the Company has previously viewed Mr. Edgar as one of its executive officers. As of October 2021, Mr. Edgar’s role ceased to be full time and therefore, Mr. Edgar was no longer considered as an executive officer as of that date. As considerable time has now passed since Mr. Edgar held an executive role with the Company, the Company now considers Mr. Edgar to be “independent” as that term is defined in Section 311 of the TSX Company Manual.

Also, the Board does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates but considers diversity as part of its overall assessment of the Board’s functioning and needs.

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Board’s Role in Risk Oversight

Company management is charged with the day-to-day management of risks the Company faces. However, the Board, directly and through its committees, is actively involved in the oversight of the Company’s risk management policies. The Audit Committee is charged with overseeing enterprise risk management generally and with reviewing and discussing with management the Company’s major risk exposures (whether financial, operating or otherwise) and the steps that management takes to monitor, control and manage these exposures, including the Company’s risk assessment and risk management guidelines and policies. The Audit Committee reports to the Board regarding the foregoing matters, and the Board ultimately approves any changes in corporate policies, including those pertaining to risk management. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. The Audit Committee and the Compensation Committee correspond with, and report to, management and the Board.

Meetings of the Board and Committees

Board of Directors

The Board held four meetings during the fiscal year ended October 31, 2025, and has held one meeting during the current fiscal year. Mr. Edgar and Mr. Underwood each attended all but one Board meeting conducted within the fiscal year ended October 31, 2025. Mr. Barry and Mr. Matlack attended 100% of the Board meetings conducted during the fiscal year ended October 31, 2025. All of the Company’s directors attended at least 75% of the meetings of the Board and committees of the Board on which they served that were held during the fiscal year ended October 31, 2025. The Company does not have a formal policy with regard to Board members’ attendance at annual meetings but encourages them to attend meetings of Shareholders. Mr. Edgar attended last year’s annual meeting of Shareholders.

Audit Committee

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The following persons currently serve on the Company’s Audit Committee: William Matlack and David Underwood. Messrs. Matlack and Underwood are considered “independent” under Rule 10A-3 of the Exchange Act. Mr. Matlack is the “financial expert” for the Audit Committee.

The Audit Committee held four meetings during the fiscal year ended October 31, 2025, and has held one meeting during the current fiscal year. While serving as a member of the Audit Committee during fiscal 2025 Mr. Matlack attended all meetings held by such committee and Mr. Underwood attended three. On May 1, 2006, the Board adopted a written charter for the Audit Committee, which was amended on February 14, 2012 and February 22, 2017. The Audit Committee charter is available on our website at www.silverbullresources.com. The composition of the Audit Committee following the Meeting will be determined by the Board after the Meeting, but it is anticipated that Messrs. Matlack and Underwood will continue to serve on the Audit Committee.

Compensation Committee

The Company’s Compensation Committee currently consists of David Underwood, William Matlack, and Brian D. Edgar. All members of the Compensation Committee are considered “independent” under Section 311 of the TSX Company Manual. The Compensation Committee held one meeting during the fiscal year ended October 31, 2025, and has not held any meetings during the current fiscal year. While serving as a member of the Compensation Committee during fiscal 2025, Messrs. Matlack, Underwood and Edgar attended the meeting, held virtually, by such committee. The composition of the Compensation Committee following the Meeting will be determined by the Board after the Meeting, but it is anticipated that Messrs. Matlack, Edgar and Underwood will continue to serve on the Compensation Committee.

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Duties of the Compensation Committee include reviewing and making recommendations regarding compensation of executive officers and determining the need for and the appropriateness of employment agreements for senior executives. This includes the responsibility (i) to determine, review and approve on an annual basis the corporate goals and objectives with respect to compensation for the senior executives and (ii) to evaluate at least once a year the performance of the senior executives in light of the established goals and objectives and, based upon these evaluations, to determine the annual compensation for each, including salary, bonus, incentive and equity compensation. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee may also invite the executive officers and other members of management to participate in its deliberations, or to provide information to the Compensation Committee for its consideration with respect to such deliberations, except that the Chief Executive Officer may not be present for the deliberation of or the voting on compensation for the Chief Executive Officer. The Chief Executive Officer may, however, be present for the deliberation of or the voting on compensation for any other officer.

The Compensation Committee also has the authority and responsibility: (i) to review the fees paid to independent directors for service on the Board and its committees, and make recommendations to the Board with respect thereto (however, disinterested members of the Board ultimately determine the fees paid to the independent directors); and (ii) to review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

The Compensation Committee is authorized to delegate any of its responsibilities to a subcommittee as the Compensation Committee deems appropriate. The Compensation Committee’s charter was adopted by the Board on May 1, 2006 and amended on December 5, 2006, February 22, 2013, and February 22, 2017. The charter is available on our website at www.silverbullresources.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee served as an employee of the Company during the fiscal year ended October 31, 2025 (or subsequently). Except for Mr. Edgar, no current member of our Compensation Committee has served as an officer of the Company, and none of the current members of the Compensation Committee has entered into a transaction with the Company in which he had a direct or indirect interest that is required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. During the past year, no executive officer of the Company served as a director or on the compensation committee of another entity whose executive officer also served on the Company’s Board or Compensation Committee.

Policy Regarding Options and Similar Equity Awards

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policy

The Company has also adopted an insider trading policy, which is available on the Company’s website and is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025. The Company’s insider trading policy specifically prohibits all directors and employees from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging and derivative transactions relating to securities of the Company. The policy also specifically prohibits the Company’s executive officers and directors from holding securities of the Company in margin accounts or pledging securities of the Company as collateral for loans.

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Corporate Governance and Nominating Committee

The Company’s Corporate Governance and Nominating Committee currently consists of David Underwood and William Matlack. Messrs. Underwood and Matlack are considered “independent” under Section 311 of the TSX Company Manual. The future composition of the Corporate Governance and Nominating Committee will be determined after the Meeting, but it is anticipated that Messrs. Underwood and Matlack will continue to serve on the Corporate Governance and Nominating Committee. Duties of the Corporate Governance and Nominating Committee include oversight of the process by which individuals may be nominated to the Board. The Corporate Governance and Nominating Committee’s charter was adopted by the Board on May 1, 2006 and amended on July 7, 2006, February 22, 2013, and February 22, 2017 and is available on our website at www.silverbullresources.com.

The functions performed by the Corporate Governance and Nominating Committee include identifying potential directors and making recommendations as to the size, functions and composition of the Board and its committees. In making nominations, our Corporate Governance and Nominating Committee is required to submit candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s Shareholders. The Corporate Governance and Nominating Committee does not have a formal policy with respect to the consideration of diversity when identifying nominees for director but considers diversity as part of its overall assessment of the Board’s needs.

The Corporate Governance and Nominating Committee will consider nominees proposed by the Shareholders. To recommend a prospective nominee for the Corporate Governance and Nominating Committee’s consideration, you may submit the candidate’s name by delivering notice in writing, if sent by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Corporate Governance and Nominating Committee, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Corporate Governance and Nominating Committee.

A Shareholder nomination submitted to the Corporate Governance and Nominating Committee must include at least the following information (and can include such other information the person submitting the recommendation desires to include), and must be submitted to the Company by the date mentioned in the proxy statement for the Company’s most recent annual meeting under the heading “Shareholder Proposals” in this Proxy Statement, as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5:

(i)	The name, address, telephone number, fax number and e-mail address of the person submitting the recommendation.
(ii)	The number of shares and description of the Company voting securities held by the person submitting the nomination and whether such person is holding the shares through a brokerage account (and if so, the name of the broker-dealer) or directly.
(iii)	The name, address, telephone number, fax number and e-mail address of the person being recommended to the Corporate Governance and Nominating Committee to stand for election at the next annual meeting (the “proposed nominee”) together with information regarding such person’s education (including degrees obtained and dates), business experience during the past ten years, professional affiliations during the past ten years and other relevant information.
(iv)	Information regarding any family relationships of the proposed nominee as required by Item 401(d) of SEC Regulation S-K.
(v)	Information whether the proposed nominee or the person submitting the recommendation has (within the ten years prior to the recommendation) been involved in legal proceedings of the type described in Item 401(f) of SEC Regulation S-K (and if so, provide the information regarding those legal proceedings required by Item 401(f) of SEC Regulation S-K).
(vi)	Information regarding the share ownership of the proposed nominee required by Item 403 of SEC Regulation S-K.
(vii)	Information regarding certain relationships and related party transactions of the proposed nominee as required by Item 404 of SEC Regulation S-K.
(viii)	The signed consent of the proposed nominee in which he or she: (1) consents to being nominated as a director of the Company if selected by the Corporate Governance and Nominating Committee; (2) states his or her willingness to serve as a director if elected for compensation not greater than that described in the most recent proxy statement; (3) states whether the proposed nominee is “independent” as defined by applicable laws; and (4) attests to the accuracy of the information submitted pursuant to paragraphs (i) through (vii) above.
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Although the information may be submitted by fax, e-mail, mail or courier, the Corporate Governance and Nominating Committee must receive the proposed nominee’s signed consent, in original form, within ten days of the nomination having been made.

When the information required above has been received, the Corporate Governance and Nominating Committee will evaluate the proposed nominee based on the criteria described below, with the principal criteria being the needs of the Company and the qualifications of such proposed nominee to fulfill those needs. No Shareholder nominations were received in connection with the Meeting.

The process for evaluating a director nominee is the same whether a nominee is recommended by a Shareholder or by an existing officer or director. The Corporate Governance and Nominating Committee will:

(1)	Establish criteria for selection of potential directors, taking into consideration the following attributes that are desirable for a member of the Board: leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints. The Corporate Governance and Nominating Committee will periodically assess the criteria to ensure that they are consistent with best practices and the goals of the Company;
(2)	Identify individuals who satisfy the criteria for selection to the Board and, after consultation with the Chairman of the Board, make recommendations to the Board on new candidates for Board membership; and
(3)	Receive and evaluate nominations for Board membership that are recommended by existing directors, corporate officers or Shareholders in accordance with policies set by the Corporate Governance and Nominating Committee and applicable laws.

The Corporate Governance and Nominating Committee did not hold any meetings during the fiscal year ended October 31, 2025 and has not held any meetings during the current fiscal year. Business of the Corporate Governance and Nominating Committee was executed through written consent resolutions. The Corporate Governance and Nominating Committee has nominated Brian D. Edgar, Timothy T. Barry, David Underwood and William Matlack to stand for re-election at the Meeting. The Company has not engaged the services of or paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

The Company values the views of its Shareholders (current and future Shareholders, employees and others). Accordingly, the Board established a system through its Audit Committee to receive, track and respond to communications from Shareholders addressed to the Board or to the Company’s non-management directors. Any Shareholder who wishes to communicate with the Board or the Company’s non-management directors may write, if sent by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Audit Committee Chair, or, if sent other than by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Audit Committee Chair.

The chair of the Audit Committee is the Board Communications Designee. He will review all communications and report on the communications to the chair of the Corporate Governance and Nominating Committee, the full Board or the Company’s non-management directors as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant Board source.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the executive officers identified in the Summary Compensation Table contained below (collectively, the “named executive officers”).

The Compensation Committee reviews and approves the total direct compensation packages for each of our executive officers, evaluates executive performance and makes salary adjustments, discretionary bonus determinations and determines equity awards. Notably, the salary and other benefits payable to those persons who served as our named executive officers during the fiscal year ended October 31, 2025 are set forth in employment and consulting agreements which are discussed below. Stock option grants to the named executive officers, as applicable, are reviewed by the Compensation Committee and approved by the Board. Other than in connection with the reasonableness opinion for the Key Persons Retention Agreement during the fiscal year ended October 31, 2023, the Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The principal objectives that guide the Compensation Committee in its deliberations regarding executive compensation matters include:

•	attracting and retaining highly qualified executives who share our Company values and commitment;
•	providing executives a compensation package that is fair and competitive, with contractual terms that offer them reasonable security; and
•	motivating executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of business objectives, thereby aligning the interests of executives and Shareholders.

The primary elements of compensation to our named executive officers are cash compensation and equity compensation in the form of stock option and stock grants, each of which is further described below.

As we evaluated our compensation practices for the calendar year 2025, we were mindful of the strong support our Shareholders expressed for our philosophy of linking compensation to our operating objectives and the enhancement of Shareholder value. As a result, our Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on long-term incentive compensation that will reward our executives when they deliver value for our Shareholders on a successful outcome of the ICSID Arbitration. As such, the Key Persons Retention Agreement remains in effect.

In January 2026, the Board approved performance bonuses for calendar year 2025 to Messrs. Barry and Richards, in the amount of CDN$103,000 and CDN$51,500, respectively. These amounts are to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case. The Compensation Committee approved an increase in bonus targets by 3% for calendar year 2026 for Messrs. Barry and Richards and therefore such bonus targets are CDN$106,100 and CDN$53,050, respectively (“2026 Bonuses”). The amount of the 2026 Bonuses to be awarded will be determined by the Compensation Committee in early 2027 based on certain criteria for calendar year 2026, as recommended by the Compensation Committee and approved by the Board.

During the calendar year 2023, the Company pivoted from its long-term corporate strategy of development of its Sierra Mojada project in Mexico due to an ongoing illegal blockade of the project and the failure of the Mexican government to uphold the law, preventing the Company from conducting lawful business in Mexico. Despite numerous demands and requests for action, Mexican authorities have allowed the illegal blockade to continue. As such, they failed to protect Silver Bull’s investment and, it is Silver Bull’s position that, they have breached several provisions of the North American Free Trade Agreement (“NAFTA”).

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In June 2023, Silver Bull hired Boies Schiller Flexner (UK) LLP (“BSF”) as legal counsel for the claim. BSF is an international law firm with extensive experience in international investment arbitration concerning mining and other natural resources, to act on its behalf. The BSF team is being led by Timothy L. Foden, a noted practitioner in the mining arbitration space. Silver Bull is financially supported by Bench Walk Advisors LLC via a Litigation Funding Agreement for up to $9.5 million to finance the case and the running of the Company.

Further to filings made in 2023 and 2024, on April 25, 2025, Silver Bull filed its memorial reply submission against Mexico setting out a damages claim of $374.9 million (including interest) under the USMCA and NAFTA. The case proceeded to a hearing in October 2025. Upon completion of the hearing, the Arbitration Tribunal directed the Company and Mexico (the “Parties”) to provide their Post-Hearing Briefs by November 21, 2025 and to file their submissions on costs by December 5, 2025. The Company is awaiting the final decision of the Tribunal.

To that end, in 2025, the focus of the Company and its named executive officers continued to be on advancing the ICSID Arbitration.

Cash Compensation Payable to our Named Executive Officers

Our named executive officers receive a base salary payable in accordance with our normal payroll practices. The base salaries of our executive officers are set forth in employment or consulting agreements between the Company and each officer. Based on the Compensation Committee’s knowledge of the industry and size and financial resources of the Company, the Compensation Committee believes that the base salaries of the Company’s executive officers are competitive with those that are received by comparable officers with comparable responsibilities in similar companies.

When the Compensation Committee considers total cash compensation for our named executive officers, it does so by evaluating their responsibilities, experience and the competitive marketplace. Specifically, the Compensation Committee considers the following factors:

•	the executive’s leadership and operational performance and potential to enhance long-term value to the Company’s Shareholders;
•	the Company’s financial resources;
•	performance compared to the financial, operational and strategic goals established for the Company;
•	the nature, scope and level of the executive’s responsibilities;
•	competitive market compensation paid by other companies for similar positions, experience and performance levels; and
•	the executive’s current salary, and the appropriate balance between incentives for long-term and short-term performance.

Historically, the Company has entered into employment agreements with its executive officers that provide for a base salary and other benefits.

Option Grants to our Named Executive Officers

We granted stock options to our named executive officers in January 2024 and February 2022. Historically, options have been granted to officers and directors on or about the time of their initial appointment. We also may make additional awards to our executive officers at the discretion of the Board. Options granted to our executive officers generally vest over a period of two years from the date of grant, subject to acceleration in certain circumstances, including upon a change of control. These option grants are intended to provide incentives to our officers who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. We believe that option grants also help to align the interests of our management and employees with the interests of Shareholders. Further, we believe that these option grants serve as additional incentive for our officers and that the achievement of these objectives will help our performance. The amount of the option grant to each executive officer is intended, in conjunction with cash salary and bonus amounts, and stock bonuses, to provide aggregate compensation that is competitive with amounts received by similarly experienced officers of comparable companies.

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Employment and Consulting Agreements with our Named Executive Officers

The Company has entered into employment and consulting agreements with its named executive officers. Each of our executive officers is paid a salary or consulting fee for his services and has been granted stock options in consideration for his services. When the Compensation Committee considers salaries and consulting fees for our executives, it does so by evaluating their responsibilities, experience, the competitive marketplace and our financial resources and projections. Pursuant to its charter, the Compensation Committee reviews and approves the terms of the compensation granted and awarded to our named executive officers.

Timothy T. Barry

On February 17, 2022 (effective as of January 1, 2022), Silver Bull entered into a consulting agreement with Mr. Barry (the “CEO Consulting Agreement”) pursuant to which agreement Mr. Barry served as the Chief Executive Officer of the Company. Pursuant to the terms and conditions of the CEO Consulting Agreement, Mr. Barry received an annual fee of CDN$60,000 (the “CEO Consulting Fee”) and is eligible to participate in the Company’s annual bonus plans during the term of the CEO Consulting Agreement, with a bonus target of up to 50% of the annual fee, or a target determined by the Board. In addition, Mr. Barry is eligible to participate in the Management Retention Bonus Plan (as defined below). In the event that the CEO Consulting Agreement is terminated by the Company without cause or by Mr. Barry for “good reason” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to the following amounts, payable in a lump sum (the “CEO Severance Payments”): (A) 12 months of the CEO Consulting Fee; plus (B) one month of the CEO Consulting Fee for each additional year of service from January 1, 2022, up to a maximum of 24 months of the CEO Consulting Fee; plus (C) a payment equal to a pro-rated portion of the annual cash bonus. If the Company terminates the CEO Consulting Agreement without cause within three months following a “change of control” (as defined in the CEO Consulting Agreement), Mr. Barry is entitled to 24 months of the CEO Consulting Fee plus a lump-sum payment equal to two times the annual cash bonus (such payment, the “CEO Change of Control Payment”). In addition, Mr. Barry has the right to terminate the CEO Consulting Agreement for any reason within six months following a “change of control” and receive the CEO Change of Control Payment from the Company. In addition, upon any termination pursuant to which Mr. Barry receives any of the CEO Severance Payments or the CEO Change of Control Payments described above, Mr. Barry is further entitled to continued benefits provided under the Company’s insured standard benefit plan for a period of 12 months following such termination.

Effective September 1, 2023, the CEO Consulting Fee was revised to CDN$200,000, of which CDN$125,000 is to be paid, and the remaining CDN$75,000 is to be deferred, and only paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case, or there is a change of control of the Company.

In May 2024, Silver Bull entered into a consulting agreement with Potai FZ LLC (the “Potai Agreement”), a company that Mr. Barry owns, which superseded the CEO Consulting Agreement. The Potai Agreement provides for an annual fee of CDN$200,000 (the “Annual Fee”) for Mr. Barry’s service to the Company as Chief Executive Officer, of which CDN$75,000 per year is to be deferred (the “Deferred Fee”) and only to be paid in the event that the Company is successful in obtaining an award from the ICSID Arbitration. The Deferred Fee accrues interest at a rate of 6% per year. Under the Potai Agreement, Mr. Barry is also eligible to participate in the Company’s annual performance bonus of up to 50% of the Annual Fee and is eligible to participate in the Company’s Key Persons Retention Plan. Effective January 1, 2026, the Annual Fee was increased to CDN$212,200, of which CDN$132,600 is to be paid, and the remaining CDN$79,600 is to be deferred as per the above noted terms.

Christopher Richards

On February 17, 2022 (effective January 1, 2022), the Company entered into an amended and restated employment agreement with Mr. Richards that provides for an annual base salary, which may be increased from time to time in accordance with the terms of the agreement, and he is eligible to receive an annual bonus at the discretion of the Board. If Mr. Richards is terminated without cause, he will be entitled to receive a lump-sum payment equal to twelve months of his Silver Bull base salary and a pro-rata payment of the Silver Bull annual bonus. If the Company terminates the amended and restated employment agreement without cause within three (3) months of a change of control or Mr. Richards resigns for good reason within six (6) months of a change of control of the Company, the Company must pay Mr. Richards twenty-four (24) months of Silver Bull base salary plus a lump sum payment equal to two (2) Silver Bull annual bonuses, based upon the average of the past two previous year’s bonuses paid to Mr. Richards. Mr. Richards is entitled to the same termination payments from Arras.

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Effective September 1, 2023, Mr. Richards’ annual base salary was increased to CDN$339,000, of which the Company is responsible for CDN$150,000 (Arras is paying the remaining CDN$189,000). Of the CDN$150,000 the Company is responsible for, CDN$100,000 is to be paid, and the remaining CDN$50,000 is deferred and only to be paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case, or upon a change of control of the Company. Effective January 1, 2026, Mr. Richards’ annual compensation for which the Company is responsible increased to CDN$159,100, of which CDN$106,100 is to be paid, and the remaining CDN$53,000 is deferred as per the above noted terms.

SUMMARY COMPENSATION TABLE

The following table sets out the compensation received for the fiscal years ended October 31, 2025 and 2024 in respect of each named executive officer.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Total ($)
Timothy T. Barry	2025	91,846	—	—	91,846
President, Chief Executive Officer and Director	2024	89,825	—	39,167	128,992
Christopher Richards	2025	73,477	—	—	73,477
Chief Financial Officer	2024	71,860	—	27,562	99,422

(1)	All 2025 and 2024 CDN$ amounts have been converted to US$ using the CDN$/US$ exchange rate as of October 31, 2025 and 2024, respectively.
(2)	Amounts represent the calculated fair value of stock options granted to the named executive officers based on provisions of Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718-10, Stock Compensation. See Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 for a discussion regarding assumptions used to calculate fair value under the Black-Scholes–Merton valuation model.

Stock Option, Stock Awards and Equity Incentive Plans

As of the date of this Proxy Statement, the Company has one formal equity compensation plan under which equity securities are authorized for issuance to its officers, directors, employees and consultants: the 2019 Plan. The 2019 Plan was adopted by the Board on February 22, 2019, approved by the Shareholders on April 18, 2019, and with amendments approved by Shareholders on April 19, 2022. Under the 2019 Plan, up to 10% of the total shares outstanding are reserved to be issued upon the exercise of options or the grant of stock bonuses, with an overall limit of 15,000,000 shares available to be issued as incentive stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Underlying Unexercised		Option
	Options (1)		Exercise		Option
Name	Exercisable	Unexercisable	Price (US$)		Expiration Date
Timothy T. Barry	750,000	—	$0.23	(2)(3)	2/16/2027
President, Chief Executive Officer and Director	450,000	225,000	$0.11	(4)(5)	1/30/2029
Christopher Richards	550,000	—	$0.23	(2)(3)	2/16/2027
Chief Financial Officer	316,667	158,333	$0.11	(4)(5)	1/30/2029

(1)	Includes options granted under the 2019 Plan.
(2)	Options are fully vested as of October 31, 2023. Options vested in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date.
(3)	Exercise price of CDN$0.32 was converted based on the foreign currency exchange rate as of October 31, 2025 (CDN$1.00 = US$0.7134).
(4)	Options were issued on January 26, 2024 and vest in three equal installments: one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date. As such, as of October 31, 2025, two-thirds of these options were vested, and they were fully vested as of January 26, 2026.
(5)	Exercise price of CDN$0.16 was converted based on the foreign currency exchange rate as of October 31, 2025 (CDN$1.00 = US$0.7134).

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the implementing rules under Item 402(v) of SEC Regulation S-K, we are providing the following pay versus performance disclosure.

Pay versus Performance Table

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and the compensation of our other non-PEO NEOs, for each of the years ending October 31, 2025, 2024 and 2023, as such compensation relates to our financial performance for each year.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net (Loss) (thousands) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$91,846	$105,279	$73,477	$82,930	$170.59	($13,103)
2024	$128,992	$117,621	$99,422	$91,442	$76.47	($169)
2023	$72,334	$64,664	$53,890	$45,856	$58.82	($1,251)

(1)	The dollar amounts reported in column (b) are the amounts reported for the principal executive officer (“PEO”), Mr. Barry (the Company’s President and Chief Executive Officer), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Barry, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Barry during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to Mr. Barry’s total compensation for each year to determine the “compensation actually paid” which is reported above:
Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actual Paid to PEO
2025	$91,846	—	$13,433	$105,279
2024	$128,992	$(39,167)	$27,796	$117,621
2023	$72,334	$(19,826)	$12,156	$64,664

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	Represents the sum of:
i.	for equity awards granted during the fiscal year:
•	the fair value as at the vesting date of equity awards that vested;
•	the fair value as of end of the fiscal year for equity awards that were unvested;
ii.	for equity awards granted in previous fiscal years:
•	change in fair value as of the end of the fiscal year compared to the fair value at the end of the previous fiscal year of equity awards that were unvested;
•	change in fair value as of the vesting date compared to the fair value at the end of the previous fiscal year for equity awards that vested;
•	deduct the fair value as of the end of the fiscal year for equity awards that failed to meet the vesting conditions during the year (i.e. cancelled or forfeited awards).

(In sum, the “Equity Award Adjustments”)

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding Mr. Barry, who has served as the Company’s President and Chief Executive Officer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Barry) included for purposes of calculating the average amounts in 2023 were Darren Klinck (the Company’s former President) and Christopher Richards (the Company’s CFO) and in 2024 and 2025 Christopher Richards (the Company’s CFO).

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(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Barry), as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Barry) during the applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Barry) for each year to determine the “compensation actually paid,” using the same methodology described above in Note 2:
Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$73,477	—	$9,453	$82,930
2024	$99,422	$(27,562)	$19,582	$91,442
2023	$53,890	$(19,826)	$11,792	$45,856

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	Represents the Equity Award Adjustments noted above.
(5)	Total Shareholder Return (“TSR”) represents the value as of the end of each relevant fiscal year of a hypothetical $100 investment in the Company’s common stock on October 31, 2022, assuming dividend reinvestment. No dividends were paid on stock or option awards in 2025, 2024 or 2023.
(6)	The dollar amounts reported represent the net loss, as reported under U.S. generally accepted accounting principles (GAAP), reflected in the Company’s audited financial statements for the applicable year.

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Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, none of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year. In accordance with Item 402(v) of SEC Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph reflects the relationship between the amount of “compensation actually paid” to Mr. Barry and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Barry) with the Company’s cumulative TSR over the three years presented in the table. The Company does not use TSR as a performance measure in the overall executive compensation program.

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Compensation Actually Paid and GAAP Net Loss

The following table reflects the relationship between the amount of “compensation actually paid” to Mr. Barry and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding Mr. Barry) with the Company’s net loss, as reported under US GAAP, over the two years presented in the table. The Company does not use net loss as a performance measure in the overall executive compensation program.

Securities Authorized for Issuance Under Equity Compensation Plan

As of October 31, 2025, the Company had one formal equity compensation plan under which equity securities were authorized for issuance to our officers, directors, employees and consultants: the 2019 Plan. Under the 2019 Plan, 10% of the total shares outstanding are reserved to be issued upon the exercise of options or the grant of stock bonuses. As of October 31, 2025, there were 4,725,000 options outstanding and 117,091 options available for issuance under the 2019 Plan.

The following table gives information about Silver Bull common stock that may be issued upon the exercise of options, warrants and rights under our compensation plans as of October 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,725,000	0.20	117,091	(1)
Total	4,725,000	0.20	117,091

(1)       Shares of common stock available for issuance under the 2019 Plan.

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Burn Rate

The annual burn rate for each security-based compensation arrangement for the three most recently completed fiscal years is set forth in the following table:

	For the fiscal year ended October 31 (1)
Plan	2025	2024	2023
2019 Plan	0%	5%	0%

(1)	The annual burn rate, as expressed as a percentage, is calculated as the number of securities granted under the arrangement during the applicable fiscal year divided by the weighted average number of securities outstanding for the applicable fiscal year.

Compensation of Directors

During the fiscal year ended October 31, 2025, the following persons served on the Board:

Brian D. Edgar (Chairman) (1)

Timothy T. Barry (2)

David T. Underwood (3)

William F. Matlack (4)

_________________________

(1)       Elected to the Board effective as of April 16, 2010.

(2)       Elected to the Board effective as of March 2, 2011.

(3)       Appointed to the Board effective as of March 3, 2022.

(4)       Appointed to the Board effective as of March 2, 2023.

Independent Director Compensation Structure

In connection with their election at the Company’s last annual meeting of Shareholders, the Board concluded that each of Messrs. Matlack and Underwood were independent. The Board evaluates the independence of its members on an as-needed basis throughout the year and has not changed that assessment. With respect to the nominees for election at the Meeting, the Board has concluded that Messrs. Underwood and Matlack are independent.

Each of the Company’s independent directors is compensated $20,000 per year, paid in quarterly installments, and issued additional stock option grants for their services. In addition, the person serving as the Chair of the Company’s Audit Committee receives an annual cash fee of $6,000 (payable in quarterly installments), and its Compensation Committee Chair and its Corporate Governance and Nominating Committee Chair each receive an annual cash fee of $3,000 (payable in the same manner), in each case in consideration for its respective service as the chairs of such committees.

Chairman Compensation Structure

Effective January 1, 2022, the compensation for our Chairman, Mr. Edgar, fee was revised to US$35,000 per year. Effective September 1, 2023, the Chairman’s fee was revised to CDN$90,000 per year, with CDN$45,000 to be paid, and the remaining CDN$45,000 deferred and only to be paid in the event the Company is successful in obtaining an award from the ICSID Arbitration case.

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Director Compensation – Fiscal Year 2025

During the fiscal year ended October 31, 2025, the Company compensated the following independent directors for their services as directors as follows:

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
David T. Underwood (2)	$26,000	—	$26,000
William F. Matlack (3)	$26,000	—	$26,000
Brian D. Edgar (4)	$33,065	—	$33,065

_________________________

(1)	Amounts represent the calculated fair value of stock options granted to the named directors based on provisions of ASC 718-10, Stock Compensation. See Note 11 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended October 31, 2024 for discussion regarding assumptions used to calculate fair value under the Black–Scholes valuation model.
(2)	Mr. Underwood was paid $26,000 during the fiscal year ended October 31, 2025, which included $3,000 for serving as Chair of the Compensation Committee and $3,000 for serving as Chair of the Corporate Governance and Nominating Committee. As of October 31, 2025, Silver Bull had a $6,500 payable balance to Mr. Underwood, which was paid in November 2025.
(3)	Mr. Matlack was paid $26,000 during the fiscal year ended October 31, 2025, which includes $6,000 for serving as the Chair of the Audit Committee. As of October 31, 2025, Silver Bull had a $6,500 payable balance to Mr. Matlack, which was paid in November 2025.
(4)	Please see “Chairman Compensation Structure” above regarding Mr. Edgar’s compensation.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed and engaged Manning Elliott to serve as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending October 31, 2025, and to perform other appropriate audit-related services. Manning Elliott began serving as the independent registered public accounting firm of the Company on June 26, 2025. Prior to that, Smythe LLP (“Smythe”) served as the independent registered public accounting firm of the Company from February 16, 2016 to June 12, 2025. We expect that a representative of Manning Elliott will be present at the Meeting, will have the opportunity to make a statement if it desires to do so and will be available to respond to appropriate questions.

Audit Fees

During the fiscal year ended October 31, 2025, Smythe billed us aggregate fees and expenses in the amount of $55,297, and Manning Elliott billed us aggregate fees and expenses in the amount of $10,143. During the fiscal year ended October 31, 2024, Smythe billed us aggregate fees and expenses in the amount of $68,552. These aggregate fees include professional services for the audit of our annual consolidated financial statements and the review of the unaudited interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the incorporation by reference of such consolidated financial statements in our effective Registration Statements on Forms S-1 and S-8.

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Audit-Related Fees

There were no audit-related fees billed by Smythe or Manning Elliott during the fiscal years ended October 31, 2025 and October 31, 2024.

Tax Fees

There were no fees and expenses for tax services billed by Smythe or Manning Elliott during the fiscal years ended October 31, 2025 and October 31, 2024.

All Other Fees

There were no other services provided by Smythe or Manning Elliott during the fiscal years ended October 31, 2025 and October 31, 2024.

Audit Committee’s Pre-Approval Practice

Section 10A(i) of the Exchange Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards. The Audit Committee’s charter provides that the Audit Committee must:

•	preapprove all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by Section 10A(i)(1)(A) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002); and
•	preapprove all non-audit services (other than certain de minimis services described in Section 10A(i)(1)(B) of the Exchange Act (as amended by the Sarbanes-Oxley Act of 2002)) that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our consolidated financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the consolidated financial statements for the fiscal year ended October 31, 2025, we have:

•	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and
•	received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent accountants the accountants’ independence.
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Based on the discussions and our review described above, we recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended October 31, 2025 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, which is being provided with this Proxy Statement.

Respectfully submitted,

The Audit Committee of Silver Bull Resources, Inc.

William F. Matlack, Chair

David T. Underwood

REPORT OF THE COMPENSATION COMMITTEE

To the Board of Directors of Silver Bull Resources, Inc.:

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and this Proxy Statement, we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and
•	based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and this Proxy Statement on Schedule 14A.

Respectfully submitted,

The Compensation Committee of Silver Bull Resources, Inc.

David T. Underwood, Chair

William F. Matlack

Brian D. Edgar

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PROPOSAL 1:
ELECTION OF DIRECTORS

The Board is nominating four (4) directors for election to serve until the next annual meeting or until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

The persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the four (4) nominees for director: Timothy T. Barry, Brian D. Edgar, David Underwood, and William Matlack.

If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If re-elected, each of the above-named directors will each hold office until their successors are duly elected and qualified at the next annual meeting of Shareholders or until their earlier death, resignation or removal.

Vote Required for Approval

Candidates will be elected by a plurality vote. However, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to tender his written resignation to the Board.

Board Recommendation

The Board recommends that you vote “FOR” the election of Timothy T. Barry, Brian D. Edgar, David Underwood and William Matlack. Unless otherwise specified, the enclosed proxy will be voted “FOR” the election of the Board’s slate of nominees. Neither management nor the Board is aware of any reason which would cause any nominee to be unavailable to serve as a director.

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PROPOSAL 2:
RATIFICATION AND APPROVAL OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 19, 2026, the Board directed by resolution that the Company submit the selection of Manning Elliott as the Company’s independent registered public accounting firm for ratification and approval by our Shareholders at the Meeting.

Although the Company is not required to submit the selection of the independent registered public accountants for Shareholder approval, if the Shareholders do not ratify and approve this selection, the Board may reconsider its selection of Manning Elliott. The Board considers Manning Elliott to be well qualified to serve as the independent registered public accounting firm of the Company; however, even if the selection is ratified and approved, the Board may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee and Board determine that the change would be in our best interests.

Vote Required for Ratification and Approval

Ratification and approval of Proposal 2 will require the affirmative vote of a majority of the votes cast (in person or by proxy) at the Meeting. Unless otherwise specified, the enclosed proxy will be voted “FOR” the proposal to ratify and approve the appointment of Manning Elliott as our independent registered public accounting firm.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification and approval of Proposal 2.

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ANNUAL REPORT TO SHAREHOLDERS

Included with this Proxy Statement is the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025.

OTHER MATTERS

Management and the Board of the Company know of no matters to be brought before the Meeting other than as set forth herein. However, if any such other matters properly are presented to the Company’s Shareholders for action at the Meeting and any adjournment(s) or postponement(s) thereof, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals or director nominations for inclusion by the Company in the proxy statement for next year’s annual meeting of Shareholders. For your proposal or director nomination to be considered for inclusion in our proxy statement for next year’s annual meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than 120 days before the anniversary of the release date of this Proxy Statement, unless the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Meeting. After such date, any Shareholder proposal will be considered untimely.

If we change the date of next year’s annual meeting by more than thirty (30) days from the date of this year’s Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of Shareholder proposals in company-sponsored proxy materials, and with any provision in our Amended and Restated Bylaws regarding the same.

Silver Bull Resources, Inc. expects to hold its next annual meeting of Shareholders in April 2027. Proposals from Shareholders intended to be present at the next annual meeting of Shareholders should be addressed, if sent by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Corporate Secretary or, if sent other than by regular mail, to Silver Bull Resources, Inc., 999 West Hastings Street, Suite 1508, Vancouver, British Columbia, V6C 2W2, Canada, Attention: Corporate Secretary. We must receive the proposals by Tuesday, October 27, 2026. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that Shareholders forward such proposals by Certified Mail-Return Receipt Requested. After Tuesday, October 27, 2026, any Shareholder proposal will be considered to be untimely.

As to any proposal that a Shareholder intends to present to Shareholders other than by inclusion in our proxy statement for our 2027 annual meeting of Shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than Monday, January 11, 2027. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising Shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the Shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS: Silver Bull Resources, Inc. Brian D. Edgar, Chairman

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V86027-P45122 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILVER BULL RESOURCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian D. Edgar
02) Timothy T. Barry
03) David T. Underwood
04) William F. Matlack

The Board of Directors recommends you vote FOR proposal 2.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the meeting. The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said Proxies lawfully may do by virtue hereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Proxy Statement and Notice of Annual Meeting of Shareholders are available at www.proxyvote.com.

V86028-P45122

SILVER BULL RESOURCES, INC.
ANNUAL MEETING OF SHAREHOLDERS - April 16, 2026
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Silver Bull Resources, Inc. (the "Company") hereby appoints Timothy Barry and Christopher Richards, or either of them, as proxies (each, a "Proxy") to appear, attend and vote all of the shares of common stock of the Company in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Company's offices at 999 West Hastings Street, Suite 1508, Vancouver, British Columbia V6C 2W2, Canada on Thursday, April 16, 2026, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, THEY WILL BE VOTED FOR ALL DIRECTOR NOMINEES, FOR PROPOSALS TWO, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Continued and to be signed on reverse side